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                                                                    EXHIBIT 10.6
                            FIRST AMENDMENT TO LEASE

         This FIRST AMENDMENT TO LEASE, dated as of July 1, 1999 (this "Amendment"), between NEW YORK CITY DISTRICT COUNCIL OF CARPENTERS PENSION FUND, having an office at 395 Hudson Street, New York, New York 10014 ("Landlord"), and INTERWORLD CORPORATION (FORMERLY KNOWN AS INTERWORLD TECHNOLOGY VENTURES), a Delaware corporation, having an office at 395 Hudson Street, New York, New York 10014 ("Tenant").

                               W I T N E S S E T H

         WHEREAS, Landlord and Tenant entered into that certain Lease dated as of January 12, 1997 (along with all Exhibits thereto, the "Original Lease"), covering the entire sixth (6th) floor (the "Original Premises") in the building located at 395 Hudson Street, New York, New York (the "Building"); and

         WHEREAS, Landlord and Tenant desire to modify the Original Lease to (i) provide for the leasing by Tenant of certain additional space consisting of part of the eighth (8th) floor of the Building, and (ii) otherwise modify the terms and conditions of the Original Lease, all as hereinafter set forth (the Original Lease, as modified by this Amendment, is hereinafter referred to as the "Lease").

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

         1. Capitalized Terms. All capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Original Lease.

         2. Demise of Additional Premises.

            (a) Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, 50,576 square feet of the eighth (8th) floor of the Building substantially as shown on Exhibit A annexed hereto (the "Additional Premises"), for a term to commence on the date Landlord has substantially completed Landlord's Additional Premises Work and delivers possession of the Additional Premises but in no event later than October 1, 1999 (the "Additional Premises Commencement Date"), and to end on December 31, 2015 (the "Expiration Date"), or such earlier date upon which the term of the Lease may expire or be terminated pursuant to the provisions of the Lease or pursuant to law.

            (b) Effective as of the Additional Premises Commencement Date, Tenant shall lease the Additional Premises upon all of the terms and conditions of the Original Lease, except as follows:

                  (i) The fixed rent payable under the Lease shall be increased by an amount per annum payable with respect to the Additional Premises as set forth in Exhibit B hereto (the "Additional Premises Fixed
         Rent"). Notwithstanding the foregoing,
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         Additional Premises Fixed Rent otherwise payable under this Lease shall be abated for the period commencing on the Additional Premises Commencement Date and ending on the sixth (6th) month anniversary of the Additional Premises Commencement Date (the "Partial Abatement Period").

                  (ii) (x) The "Work Credit" allowed to Tenant with respect to the Additional Premises shall be the sum of up to $354,032 and shall be disbursed by Landlord in accordance with the provisions of Article 40 of the Original Lease provided that, as of the date on which Landlord is required to make payments of the Work Credit: (i) the Lease is in full force and effect, and (ii) Tenant is not in monetary default under the Lease or material non-monetary default under the Lease beyond any applicable notice and cure period. Tenant shall pay all costs of the Tenant's Work in excess of the Work Credit. Landlord's Contribution shall be payable solely on account of labor directly related to the Tenant Improvements and materials delivered to the Additional Premises in connection with the Tenant's Work, including "soft costs" incurred in connection with the Tenant's Work, such as architectural, consulting and engineering fees incurred by Tenant in connection therewith. Tenant shall not be entitled to receive any portion of the Work Credit not actually expended by Tenant in the performance of the Work Credit, nor shall Tenant have any right to apply any unexpended portion of the Work Credit as a credit against fixed rent or any other obligation of Tenant under the Lease.

                  (y) Tenant shall pay to Landlord or its designee, within twenty (20) days after demand, all out-of-pocket costs actually incurred by Landlord in connection with the Tenant's Work (up to a maximum amount of $5,000.00), including costs incurred in connection with (i) Landlord's review of Tenant's Work to the Additional Premises (including review of requests for approval thereof), and (ii) the provision of Building personnel during the performance of the Tenant's Work required by trade union policy or otherwise, to facilitate the Tenant's Work.

             (iii) Tenant has inspected the Additional Premises and agrees (x) to accept possession of the Additional Premises in the "as is" condition existing on the Additional Premises Commencement Date, (y) that neither the Landlord nor Landlord's agents have made any representations or warranties with respect to the Additional Premises or the Building except as expressly set forth herein, and (z), except for the Landlord removing the pre-existing computer room (not including the removal of the raised floor therein) and telephone room and security camera system from the Additional Premises and the walling in of the internal staircase between the eighth (8th) and ninth (9th) floors of the Building ("Landlord's Additional Premises Work"), Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to the Additional Premises or the Building to prepare the Additional Premises for Tenant's occupancy. Landlord shall use its best efforts to substantially complete such Landlord's Additional Premises Work on or prior to July 31, 1999. Landlord shall not be deemed to have substantially completed any portion of Landlord's Additional Premises Work if such failure in any way impedes or delays Tenant's Work. Tenant shall afford Landlord and its employees, contractors and agents access to the Additional Premises at all reasonable times upon reasonable prior notice for the performance of Landlord's Additional Premises Work, and Tenant shall use reasonable efforts to avoid any


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interference with the performance of Landlord's Additional Premises Work.
Landlord shall use reasonable efforts to minimize interference with Tenant's performance of the Tenant's Work during the performance of Landlord's Additional Premises Work, provided that Landlord shall have no obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever. There shall be no allowance to Tenant for a diminution of rental value, no actual or constructive eviction of Tenant, in whole or in part, no relief from any of Tenant's other obligations under the Lease, and no liability on the part of Landlord, by reason of inconvenience, annoyance or injury to business arising from the performance or delays in the performance of Landlord's Additional Premises Work. Landlord shall deliver to Tenant keys to the Additional Premises on or prior to the Additional Premises Commencement Date.

         (iv) The following provisions of the Original Lease shall not be applicable to the Additional Premises or the Original Premises during the Additional Period:

               Sections 1.08, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12.

             (v) Article 41 (Cancellation Option) of the Original Lease is hereby deleted in its entirety.

             (vi) The Original Lease is hereby further amended as follows:

                          (A) The term "Tax Base" as defined in Section 4.01(b)
             of the Original lease shall remain unchanged for the original Premises but, with respect to the Additional Premises, shall mean the Taxes for the Tax Year commencing July 1, 1999 and ending on June 30, 2000.

                          (B) The Term "Tax Year" as defined in Section 4.01(c)
             of the Original Lease shall remain unchanged for the Original Premises but, with respect to the Additional Premises, shall mean the fiscal year for which Taxes are levied by the governmental authority.

                          (C) From and after the Additional Premises
             Commencement Date, Tenant's Proportionate Share, as such term is defined in Section 4.01(d) of the Original Lease, shall be 18.1967%.

                          (D) Section 14.02 of the Original Lease is hereby
             amended by deleting the words "(connected load)" therefrom. Hereafter, Tenant shall, with respect to the Premises and the Additional Premises be supplied with six (6) watts per square foot of electricity demand load.

                          (E) From and after the Additional Premises
             Commencement Date the term Operating Expense Base (for the Original Premises) shall mean the Operating Expenses for Calendar year 1999. There shall be no Tenant Operating Expense Payment for the Additional Premises or during the Additional Period with respect to the Original Lease.

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                          (F) The amount of the "Work Credit" as such term is
             defined in Section 40.01 of the Original Lease shall be $354,032.00 as it relates to the Additional Premises.

                          (G) Article 42 of the Original Lease shall be modified
             as hereinafter set forth. Tenant shall deposit with Landlord an additional $1,200,000 (the "Additional Security") as security for the faithful performance and observance by Tenant of the terms, provisions and covenants and conditions of the Lease. Except as set forth in this paragraph (g), all of the terms and provisions of
             Article 42 of the Original Lease shall apply to the Additional Security, including, without limitation, the provisions of Section 42.06, however, solely with respect to the Additional Security and reductions thereof, the term "Commencement Date" as used in Section
             42.06 shall be deemed to mean the Additional Premises Commencement Date. On the second anniversary of the Commencement Date and every two years thereafter on the Commencement Date anniversary, the amount of the Additional Security shall be reduced by the sum of $150,000.00 provided, however, that the Additional Security shall never be less than two months Additional Premises Fixed Rent. Except for the foregoing, all of the terms of Article 42 of the Original Lease shall remain unchanged. Landlord acknowledges that Tenant's financial condition may significantly improve and Landlord agrees, without commitment of any kind, at Tenant's request, to review the financial statements of the Tenant and consider, in its sole and absolute discretion, a reduction in the security deposit.

         (vii) In the event that any portion of the eighth (8th) floor of the Building that is not part of the Additional Premises (the "Remainder") becomes vacant and the Landlord, in its sole discretion chooses to market such Remainder to non-Affiliate third parties, Tenant shall have a right of first offer on the Remainder. Upon receipt of written notice from Landlord of Landlord's intention to market the Remainder, or any part thereof, to any non-Affiliate third party, Tenant shall have fifteen (15) business days in which to exercise it right of first offer by written notice to Landlord in which Tenant shall agree to lease all of the Remainder, or such part thereof to be marketed by Landlord. If Landlord shall not have received such written notice by Tenant within such fifteen (15) business day period, Tenant's right of first offer with respect to the Remainder, or such part thereof to be marketed by Landlord, shall be extinguished. Fixed rent for the Remainder, or any part thereof, shall be equal, on a dollar per square foot basis, to the Additional Premises Fixed Rent as the same may have been and may thereafter be adjusted from time to time in accordance with the terms hereof. There shall be no rent abatement associated with the lease of the Remainder nor shall the Landlord extend any credit for tenant improvements to the Remainder. The term "Affiliate", as such term is used in this Amendment, shall mean Landlord, the New York City District Council of Carpenters, the New York City District Council of Carpenters Apprenticeship Journeyman's Retraining Education and Industry Fund, all other New York City District Council of Carpenters Benefit Funds (including, without limitation, the Welfare Fund, Vacation Fund, Annuity Fund and Labor Management Cooperative
Fund), all related or affiliated benefit funds and union locals (including, without limitation, Resilient Floor Coverers Local 2287, Dockbuilders, Pier Carpenters, Shorers, House Movers, Pile


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Drivers, Drivers, Tenders and Foundations and Marine Constructors Local Union
1456), the collective bargaining units thereof, and all employees, agents, managers (including third-party managers) and trustees of any of the foregoing.

             (viii) Except as provided in this Amendment, all references in the Original Lease to the "Demised Premises" shall be deemed to include the Additional Premises for all purposes of the Lease.

         3. Modifications. Effective as of the date hereof, the Original Lease shall be amended as follows:

             (a) Article I, Section 1.03 of the Original Lease is amended by replacing the term "Expiration Date", used twice in such Section with the term "Original Expiration Date" and adding the following sentence at the end thereof:

             (b) The term of the Lease shall be extended for a term (the "Additional Period") commencing on the Original Expiration Date and ending on December 31, 2015. Hereafter, the term "Expiration Date" as used in the Lease shall mean December 31, 2015.

             (c) Article I, Section 1.04(a) of the Original Lease is amended by
(i) deleting the word "and" at the end of clause (i) thereof, (ii) deleting the term "Expiration Date" in clause (ii) thereof and replacing it with the term "Original Expiration Date", (iii) deleting the period at the end of clause (ii) thereof and replacing it with a semicolon followed by the word "and", and (iv) adding the following clause (iii) after clause (ii) thereof:

                          "(iii) the amount per annum payable with respect to
             the Original Premises (as such term is defined in the First Amendment to Lease) as listed in Exhibit C attached to the First Amendment to Lease for the duration of the Additional Period (the "Original Premises Additional Period Fixed Rent").

             (d) The second sentence of Section 15.01 of the Original Lease is deleted and shall be replaced with the following:

                          "Tenant shall pay to Landlord a condenser water
             connection charge of $1,575.00 per ton for any supplemental air-conditioning (excluding any Building Systems) now or hereafter installed in or serving the Additional Premises, together with a charge for condenser water capacity at a rate of $700 per ton per year, promptly upon the rendition of Landlord's bill therefor, on a monthly basis."

         (e) Article 16, Section 16.01 of the Original Lease is amended by deleting the brackets around the words "shall be delivered to the Building's Managing Agent (Attn: District Manager - 395 Hudson Street)".

         (f) Article 16, Section 16.04 of the Original Lease is amended by deleting the reference to "Williams Real Estate, Inc." and replacing it with "Cushman & Wakefield."

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         (g) All references to Williams Real Estate, Inc. in Section 32.01 of the Original Lease are hereby deleted. Hereafter, all notices to Landlord shall be delivered in accordance with Section 32.01 to:

                     Building Manager
                     Cushman & Wakefield
                     395 Hudson Street
                     New York, New York 10014

                     with a copy to:

                     Peter Bassano, Esq.
                     Chadbourne & Parke LLP
                     30 Rockefeller Plaza
                     New York, New York 10112

             (h) Copies of all notices to Tenant shall also be delivered to the attention of the General Counsel.

         4. Landlord and Tenant each covenant, warrant and represent to the other that it had no negotiations or other dealings with any broker or finder except Cushman & Wakefield ("Broker") concerning the leasing of the Additional Premises and the Extension Period. Landlord and Tenant each agrees to hold the other harmless against any claims for a brokerage commission arising out of any negotiations or other dealings had by Landlord or Tenant, respectively, with any broker or finder except the Broker. Landlord shall pay the commission to the Broker pursuant to a separate agreement. Landlord and Tenant acknowledge that the renting of the Additional Premises and the renting of the Original Premises during the Extension Period are not pursuant to or in accordance with any provision of the Original Lease but are transactions entered into independent of and unrelated to any options or rights granted to the Tenant under the Original Lease.

         5. Representations and Warranties. Tenant hereby represents and warrants to Landlord that, as of the date hereof, (a) the Original Lease is in full force and effect and has not been modified except pursuant to this Amendment; (b) there exist no valid abatements, causes of action, counterclaims, disputes, defenses, offsets, credits, deductions, or claims against the enforcement of any of the terms and conditions of the Lease; and (d) this Amendment has been duly authorized, executed and delivered by Tenant and constitutes the legal, valid and binding obligation of Tenant.

         6. Subject to approval of the provisions of the terms of the sublease agreement, which approval shall not be unreasonably withheld, delayed or conditioned, Landlord hereby consents to the subletting of a portion of the Additional Premises to UGO Networks, Inc. This consent does not in any way modify Tenant's primary liability and obligation under the terms of the Original Lease, as herein modified.

         7. Miscellaneous.

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             (a) Except as specifically set forth herein, nothing contained in this Amendment shall be deemed to amend or modify in any respect the terms of the Original Lease and such terms shall remain in full force and effect as modified hereby. If there is any inconsistency between the terms of this Amendment and the terms of the Original Lease, the terms of this Amendment shall be controlling and prevail.

             (b) This Amendment contains the entire agreement of the parties with respect to its subject matter and all prior negotiations, discussions, representations, agreements and understandings heretofore had among the parties with respect thereto are merged herein.

             (c) This Amendment may be executed in duplicate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

             (d) This Amendment shall not be binding upon Landlord or Tenant unless and until Landlord shall have delivered a fully executed counterpart of this Amendment to Tenant.

             (e) This Amendment shall be binding upon and inure to the benefit of Landlord and Tenant and their successors and permitted assigns.


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                  IN WITNESS WHEREOF, Landlord and Tenant have executed this
Amendment as of the day and year first above written.

                                             LANDLORD:

                                             NEW YORK CITY DISTRICT COUNCIL OF
                                             CARPENTERS PENSION FUND

                                             By:
                                                --------------------------------
                                                   Name:

                                                   Title:

                                             By:
                                                --------------------------------
                                                   Name:

                                                   Title:

                                             TENANT:

                                             INTERWORLD CORPORATION

                                             By:
                                                --------------------------------
                                                   Name:

                                                   Title:




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